SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
Exhibit 5.2
April 11, 2008
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001

Re:	Caterpillar Financial Services Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished in connection with the issuance and sale from time to time by Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”), of the Company’s PowerNotes®, with maturities of nine months or more from the date of issue (the “Notes”) pursuant to: the Company’s Registration Statement on Form S-3, Registration No. 333-150218 (the “Registration Statement”), and the Prospectus constituting a part thereof, dated April 11, 2008, relating to the offering from time to time of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”); the Prospectus Supplement, dated April 11, 2008, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus dated April 11, 2008 and the Prospectus Supplement dated April 11, 2008 relating to the Notes being hereinafter together referred to as the “Prospectus”); and the Indenture, dated as of April 15, 1985, as supplemented by a First Supplemental Indenture, dated as of May 22, 1986, a Second Supplemental Indenture, dated as of March 15, 1987, a Third Supplemental Indenture, dated as of October 2, 1989, and a Fourth Supplemental Indenture, dated as of October 1, 1990 (collectively, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee. The Notes are to be issued in substantially the forms filed as exhibits to the Registration Statement (with maturities, interest rates and other terms of the Notes appropriately filled in).
     We have examined the Registration Statement, the Prospectus and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

     Based on such examination, we are of the opinion that the issuance of up to $2,000,000,000 in aggregate initial offering price of the Notes or its equivalent in the currency of countries other than the United States or a composite currency has been duly authorized by all necessary action by the Board of Directors and the authorized officers of the Company and, when the variable terms of such Notes have been established by any of the authorized officers to whom such authority has been delegated and such Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement and the Prospectus, and the agreed consideration therefor has been received by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.
     With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.
     The foregoing opinion is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ Sidley Austin LLP

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